                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) January 31, 1997



                             UNIHOLDING CORPORATION
                ------------------------------------------------
             (Exact name of registrant as specified in its charter)


        Delaware                 0-9833            58-1443790
-----------------------------------------------------------------
(State or other jurisdiction  (Commission        (IRS Employer
   of incorporation)          File Number)    Identification No.)



  96 Spring Street, New York, New York              10012
-----------------------------------------------------------------
(Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (212) 219-9496

Item 2.  Acquisition or Disposition of Assets.

     The registrant's wholly-owned subsidiary, Global Unilabs Clinical Trials, Ltd., a British Virgin Islands corporation ("GUCT") entered into and closed a Master Combination Agreement ("Agreement") dated as of January 31, 1997, with NDA Clinical Trial Services, Inc., a Delaware corporation ("NDA") and certain stockholders of NDA.

     Prior to the Agreement, GUCT owned 100% of Unilabs Clinical Trials Limited, a company incorporated in England and Wales ("UCT"), which principally services European and other non-U.S. based clinical trials, and 100% of Pharmasoft S.A., a Switzerland corporation ("Pharmasoft"), which performs data management services for UCT and NDA. GUCT also owned 17% of NDA. Since February 1, 1995, UCT has been cooperating with NDA in providing clinical trials testing services to pharmaceutical companies conducting clinical trials on a multi-national basis.

     Pursuant to the Agreement, GUCT and the NDA stockholders contributed their respective holdings in NDA (aggregating 100%) and GUCT contributed its 100% holdings in UCT and Pharmasoft to a newly formed Delaware corporation, UCT International, Inc. ("UCTI"). GUCT also converted an aggregate of approximately $1.9 million of debt of NDA and approximately UK(pound)0.3 million of debt of UCT into equity of NDA and UCT respectively, which were then exchanged for stock of UCTI. Further, GUCT contributed approximately $2.2 million to UCTI, which together with the other contributions of stock caused GUCT's ownership in UCTI to be approximately 70% at January 31, 1997.

     The relative values of the shares of NDA, UCT and Pharmasoft were negotiated between GUCT, NDA and the NDA stockholders. The conversion of approximately $2.75 million of stockholders' debt of NDA (including $1.9 million of GUCT) and approximately UK(pound)0.3 million of debt of UCT into equity of NDA and UCT respectively, which were then exchanged for stock of UCTI and the additional investment of approximately $2.45 million ($2.2 million from GUCT) in UCTI were all valued at $150 per share of UCTI.

     The source of funds for the purchase of UCTI stock by GUCT was the working capital of the registrant. The tangible assets acquired consist of the assets of NDA, including plant and equipment with a book value of approximately $.9 million. GUCT intends to continue the same use of such assets in the clinical trials business of UCTI.

Item 7.  Financial Statements and Exhibits.

         (a)   Financial Statements of NDA filed as part of this report:

               1.  Balance Sheets as of December 31, 1995 and December 31, 1994.

               2.  Statement of Operations for the Years Ended December 31,
                    1995 and December 31, 1994.

               3.  Statement of Cash Flows for the Years Ended December 31,
                    1995 and December 31, 1994.

               4.  Statement of Changes in Stockholder Equity (Deficit)for the
                    Years Ended December 31, 1995 and December 31, 1994.

               5.  Notes to the above-listed Financial Statements.

               6.  Report of Independent Accountants, Price Waterhouse LLP,
                    dated June 7, 1996, with respect to the above-listed Financial Statements, to be filed by amendment on or before April 15, 1997.

               7.  Unaudited interim Balance Sheet and Profit and Loss
                    Statement as of December 31, 1996, to be filed by amendment on or before April 15, 1997.

         (b)   Pro Forma Financial Information

               Any pro forma  financial  information  that would be  required pursuant to Article 11 of Regulation S-X will be filed by amendment on or before April 15, 1997.

         (c)  Exhibits

              (2)  Master Combination Agreement by and among NDA Clinical Trial
                    Services, Inc. ("NDA"), Various Stockholders of NDA and Global Unilabs Clinical Trials, Ltd., dated as of
                    January 31, 1997.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            UNIHOLDING CORPORATION
                                                 (Registrant)


Date:  February 14, 1997                    By: /s/BRUNO ADAM
                                                -------------------------------
                                                BRUNO ADAM
                                                Chief Financial Officer

NDA Clinical Trial
Services, Inc
Financial Statements
December 31, 1995 and 1994

NDA Clinical Trial Services, Inc.

Balance Sheet

                                                             December 31,
                                                        1995             1994

Assets

Current assets
 Cash                                              $  338,021      $    713,541
 Accounts receivable                                  420,757           180,583
 Prepaid expenses and other current assets             51,577            44,576
                                                      -------           -------

         Total current assets                         810,355           938,700


Fixed assets, net (Note 4)                            684,354           351,879
Intangible assets, net (Note 3)                        79,048           129,765
Other assets                                           12,799                --
                                                     --------         ---------
                                                    1,586,556         1,420,344
                                                    =========         =========

                                                             December 31,
                                                         1995             1994
                                                     ----------       ----------

Liabilities and Stockholders' Equity

Current liabilities
  Accounts payable and accrued expenses                  702,569     $  396,212
  Loans payable to stockholders (Note 7)                 425,277        197,777
  Obligations under capital leases (Note 9)              102,370         66,761
  Deferred testing and supplies revenue                  332,662        161,049
                                                         -------        -------

         Total current liabilities                     1,562,878        821,799

Obligations under capital leases (Note 9)                153,513        154,061
Deferred testing and supplies revenue                    753,367        419,908
                                                         -------       --------
                                                       2,469,758      1,395,768

Stockholders' (deficit) equity (Note 5)
  Class A Voting Common Stock - $.01 par value;
   500,000 shares authorized, 32,425 and 20,000
   shares issued and outstanding at December 31,
   1995 and 1994;                                            324            200
  Class A Voting Common Stock subject to put
   option - 17,025 shares issued and outstanding
   at December 31, 1995 and 1994                       1,706,126      1,706,126
  Class A Non-Voting Common Stock - $.01 par
   value; 50,000 shares authorized, 2,280 shares
   issued and outstanding at December 31, 1995
   and 1994;                                                  23             23
  Additional paid-in-capital                           2,349,690        816,975
  Accumulated loss as an S Corporation                (1,628,004)    (1,628,004)
  Accumulated Deficit                                 (3,175,861)      (735,244)
  Less:
   Treasury stock - 10,000 shares of
    Class A Voting Common Stock, at cost                (135,500)      (135,500)
                                                        ---------      ---------

    Total stockholders' (deficit) equity                (883,202)        24,576
                                                        ---------       -------
                                                      $1,586,556     $1,420,344


The accompanying notes are an integral part of these financial statements.

NDA Clinical Trial Services, Inc.

Statement of Operations


                                                           Years Ended
                                                          December 31,
                                                  1995                     1994

Revenue                                         $  1,928,014        $   928,150
                                                ------------        -----------

Cost and expenses
         Cost of revenue                           1,634,176            682,608
         General and administrative                1,314,522          1,097,811
         Selling and marketing                       857,535            546,123
         Management information systems              337,239            247,210
         Depreciation and amortization               181,713             74,536
                                                     -------             ------

                                                   4,325,185          2,648,288
                                                   ---------          ---------


         Loss from operations                     (2,397,171)        (1,720,138)

         Interest expense, net                        43,446              1,692
                                                      ------          ---------

                  Net loss                       $(2,440,617)       $(1,721,830)
                                                 ============       ============











The accompanying notes are an integral part of these financial statements.

NDA Clinical Trial Services, Inc.

Statement of Cash Flows



                                                            Years Ended
                                                           December 31,
                                                     1995                1994
                                                     ----                ----
Cash flows from operating activities
   Net loss                                     $  (2,440,617)    $  (1,721,830)
   Adjustments to reconcile net
    loss to cash provided by operating
    activities:
   Depreciation and amortization                      181,713            74,536
   (Increase) decrease in operating assets
   Accounts receivable                               (240,174)         (147,139)
   Prepaids and other current
    and noncurrent assets                             (19,800)          120,024
   Increase in operating liabilities
   Accounts payable and accrued expenses              306,357           219,213
   Deferred testing and supplies revenue              505,072            10,213
                                                      -------           --------

   Net cash used in operating activities           (1,705,449)       (1,444,983)
                                                   -----------       -----------

Cash flows used in investing activities
  Fixed asset acquisitions                            (340,703)        (130,310)
                                                      ---------        ---------


Cash flows from financing activities
  Principal payments under capital lease obligation    (87,707)              -
  Proceeds from the issuance of
   Class A Voting Common Stock                       1,532,839        1,781,174
  Stockholder loans, net repayments                    227,500          347,777
                                                       -------          -------

                  Net cash provided by
                   financing activities              1,672,632        2,128,951
                                                     ---------         ---------

Net (decreases) increase in cash                      (375,520)         553,658
Cash at beginning of year                              713,541          159,883
                                                       -------          -------

Cash at end of year                                 $  338,021       $  713,541
                                                    ==========       ==========






The accompanying notes are an integral part of these financial statements.

NDA Clinical Trial Services, Inc.

Statement of Changes in Stockholder, Equity (Deficit)

                                                             Years ended December 31, 1995 and 1994

                                              Class A Voting                  Class A Non-Voting
                                               Common Stock                     Common Stock
                                                              Amount
                                   Number of                 Subject to      Number              Additional paid      Accumulated
                                     Shares      Amount     put Option    of Shares    Amount      In-capital         Deficit
                                     ------      ------     ----------    ---------    ------      ----------         -------


Balance at January 1, 1994 ......      200       $   2             --         23      $   --     $   592,148        $  (641,418)


One hundred-for-one
 common stock split .............   19,800         198             --      2,257      $   23            (221)


Contribution of Class A Voting
 Common Stock by stockholders
 to the Company ..............      (2,955)        (29)            --         --          --              29                 --


Conversion of loans payable to
 stockholder to Class A
 Voting Common Stock ............    2,214          22             --         --          --         149,978                 --


Issuance of Shares of Class A
 Voting  Common Stock,  subject
 to put option,  for cash, net
 of related expenses of $145,478,
 paid in cash and stock .........    9,874          --      $ 854,522        --           --              --


Issuance of Class A Voting Common
 Stock for services rendered ....      741           7             --         --          --          75,041                 --


Issuance of Class A Voting Common
 Stock for cash, net of related
 expense of $17,458 .............    7,151          --      $  81,604         --          --              --                 --


Net loss ........................       --          --             --         --          --              --         (1,721,830)
                                    -------      ------     ---------    -------    --------     -----------         -----------


Balance at December 31, 1994 ...    37,025      $  200    $ 1,706,126      2,280    $     23     $   816,975        $(2,363,218)
                                   --------      ------   -----------    -------    --------     -----------         -----------


Issuance of Class A Voting
 Common Stock for cash, net
 of related expense of $3,250 ...    3,493      $  35             --          --         --      $   421,219                 --


Issuance of Class A Voting
 Common Stock for cash, net
 of related expenses of $74,371 .    8,932         69             --          --         --        1,111,496                --


Net loss ........................       --         --             --          --         --               --         (2,446,617)


Balance at December 31, 1995 ..     49,450      $ 324    $ 1,706,126       2,280    $    23      $ 3,349,690        $(4,803,865)
                                 =========   =========   ===========     =======    =======      ===========        ============


The accompanying notes are an integral part of these financial statements.

NDA Clinical Trial Services, Inc.

Statement of Changes in Stockholder, Equity (Deficit)

(Continued)

                     Years ended December 31, 1995 and 1994


                                              Treasury Stock
                                                                  Stockholders'
                                   Number of                         Equity
                                    Shares          Amount          (Deficit)
                                    ------          ------          ---------

Balance at January 1, 1994          10,000       $ (135,500)      $ (184,768)


One hundred-for-one
 common stock split                     --               --               --


Contribution of Class A Voting
 Common Stock by stockholders
 to the Company                         --               --               --


Conversion of loans payable to
 stockholder to Class A
 Voting Common Stock                    --               --          150,000


Issuance of Shares of Class A Voting
Common Stock, subject to put option,
for cash, net of related expenses of
$145,478, paid in cash and stock        --               --               --


Issuance of Class A Voting Common
 Stock for services rendered            --               --           75,028


Issuance of Class A Voting Common
 Stock for cash, net of related
 expense of $17,458                     --               --          851,604


Net loss                                --               --       (1,721,830)
                                    -------        ---------     ------------


Balance at December 31, 1994        10,000        $ (135,500)        $24,576
                                   --------       ----------     ------------


Issuance of Class A Voting
 Common Stock for cash, net
 of related expense of $3,250           --                --         421,251


Issuance of Class A Voting
 Common Stock for cash, net
 of related expenses of $74,371         --                --       1,111,585


Net loss                                --                --      (2,440,617)


Balance at December 31, 1995     865)10,000        $ (135,500)     $(883,202)
                                 ==========        ===========     ==========










The accompanying notes are an integral part of these financial statements.

NDA Clinical Trial Services, Inc.

Notes to Financial Statements


1.       Organization and Business

         NDA Clinical Trial Services, Inc. (the "Company or NDA") was incorporated in April 1993 for the purpose of engaging in central laboratory testing for pharmaceutical, biotech and contract research organization.

2.       Liquidity

         The Company has incurred losses from operations since its inception and has an accumulated deficit and a working capital deficit at December 31, 1995. The Company's ability to continue operations as a going concern is dependent on its ability to obtain additional equity financing in the short-term and achieve profitable operations in the longer-term.

3.       Summary of Significant Accounting Policies

         Revenue recognition
         Revenue from the laboratory testing is recognized when the testing is performed. Revenue from supplies is recognized ratably over the period of the related contract. Payments received in advance are classified in advance as deferred testing and supplies revenue.

         Fixed assets
         Fixed assets are stated at cost less accumulated depreciation. Depreciation of fixed assets is recorded on a straight-line basis over their estimated useful lives of five years. Certain leased laboratory equipment with future rental payments for periods though 1999 have been capitalized. These amounts are included in fixed assets within the accompanying balance sheet and are being amortized over the estimated useful lives of the equipment which is five years.

         Intangible asset
         Intangible assets are stated at acquisition cost and consist of trade names, covenants not to compete, customer lists and purchased software. Amortization is provided on a straight line basis over five years. Amortization expense for the years ended December 31, 1995 and 1994 was $51,052 and $50,715, respectively. Accumulated amortization was $113,102 and $62,050 at December 31, 1995 and 1994, respectively.

         Management estimates
         The presentation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

NDA Clinical Trial Services, Inc.

Notes to Financial Statements

         Supplemental cash flow information
         Capital lease obligations of $122,768 and $220,822 were incurred during the years ended December 31, 1995 and 1994, respectively. Taxes paid were $1,269 and $325 during the years ended December 31, 1995 and 1994, respectively. Interest paid was $23,631 and $1,692 during the years ended December 31, 1995 and 1994, respectively. Common stock was issued upon the conversion of $150,000 of payables to stockholders during the year ended December 31, 1994. Common stock, valued at $75,048, was issued in satisfaction of certain expenses incurred in connection with a stock purchase agreement during the year ended December 31, 1994. Common stock, valued at $92,150, was issued in exchange for certain intangible assets during the year ended December 31, 1994.

4.       Fixed Assets

         Fixed assets at December 31, 1995 and 1994 consist of the following


                                           1995                        1994
                                           ----                        ----

Laboratory equipment                    $ 242,933                  $  89,735
Computer equipment                        225,269                     61,795
Furniture and office equipment             28,044                      6,078
Equipment under capital leases            343,590                    228,822
                                          -------                    -------
                                          839,836                    378,430

Less - Accumulated depreciation           155,482                     26,551
                                          -------                     ------

                                        $ 684,354                  $ 351,879
                                        =========                  =========

Depreciation expense for the years ended December 31, 1995 and 1994 was $130,661 and $19,360, respectively.

5.       Stockholders' Equity

         Stock split
         On August 1, 1994, the stockholders authorized an amendment to the Certificate of Incorporation which provided for a stock split on a 100-for-1 basis of all issued Class A Voting and Non-Voting Common Stock at a par value of $.01. The par value of the new shares issued totalled $221, which was transferred from additional paid-in-capital to common stock.

NDA Clinical Trial Services, Inc.

Notes to Financial Statements


         Put option
         Certain stockholders were granted a put option, exercisable only one to put all or a part of their common shares to the Company, at any time after June 2000, at a price per common share equal to nine times the Company's post tax earnings per share for the four fiscal quarters prior to the exercise of the put option. These put options expire upon the successful completion of a public offering f the securities of the Company in an aggregate amount in excess of $5,000,000.

         Stock option
         In conjunction with the sale of common stock, the Company issued an option to purchase certain number of shares, at a price per share of $133, which when added to all other shares, will result in the stockholder owning 30% of all outstanding stock of the Company. The option becomes exercisable upon the issuance of the Company's December 31, 1996 audited financial statements and expires in thirty days.

6.       Stock Option Plan

         During 1994, the Company adopted a stock option plan, which permits the issuance of incentive or non-qualified stock options, stock appreciation rights, restricted stock, performance shares, loans and/or tax offset payments to certain key employees. At December 31, 1995, 3,300 shares were reserved for issuance and 775 options were outstanding.

7.       Related Party Transactions

         The Company leases its office and laboratory facilities from NDA Properties, a company owned by a stockholder of the Company. Rent expense for the year ended December 31, 1995 and 1994 was approximately $241,646 and $180,000, respectively.

         At December 31, 1995 loans payable to stockholders include $337,500 borrowed from stockholders in 1995 in the form of 12% demand loans and $87,777 of non-interest bearing demand loans from stockholders.

8.       Income Taxes

         Effective August 1, 1994, the Company's S Corporation status was terminated. Since such date, the Company has incurred approximately $3,400,000 in operating losses which are available to offset future federal taxable income through 2010.

         Cross deferred tax assets of approximately $1,200,000 are fully offset by a valuation allowance and arise primarily from net operating loss carry forwards and differences in the amounts of depreciations and accruals for financial reporting purposes and income tax purposes.

NDA Clinical Trial Services, Inc.

Notes to Financial Statements


9.       Commitments

         Lease commitments
         The Company is obligated under capital and operating leases for its office and certain equipment. Future minimum payments under leases, with initial or remaining terms of one year or more, consist of the following at December 31, 1995:



                                              Capital                 Operating
                                              Leases                   Leases

1996                                         $ 119,962               $ 255,871
1997                                           107,895                 207,999
1998                                            30,697                 220,690
1999                                            30,697                 228,000
2000                                                 -                 240,000
                                              --------               ---------

     Total minimum lease payments            $ 289,251             $ 1,152,560
                                                                   ===========

     Less - Amounts representing interest       33,368
                                                ------
     Present value of net
       minimum lease payments                $ 255,883
                                             =========


10.      Major Customers

         Sales to one customer accounted for approximately 58% and 67% of revenues for the year ended December 31, 1995 and 1994, respectively.